EXHIBIT 99.1

               JOINT FILING AGREEMENT PURSUANT TO RULE 13D-1(K)(1)

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the Common Stock of Latin American Telecommunications Venture Company - LATVCO, and that this Agreement be included as an Exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 15th day of June, 2007.

Date: June 15, 2007                 By: /s/ Eli Ovadia
                                    ---------------------------------
                                    Name:   Eli Ovadia



                                    A.B. ARUBA, INC.

                                    By: /s/ Eli Ovadia
                                    ---------------------------------
                                    Name:   Eli Ovadia
                                    Title:  President